As filed with the Securities and Exchange Commission on December 12, 2002
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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                                     |_| Soliciting Material Pursuant to Rule
                                     14a-11(c) or Rule 14a-12



         MERRILL LYNCH GLOBAL BOND FUND FOR INVESTMENT AND RETIREMENT
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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(LOGO OMITTED) Merrill Lynch Investment Managers


December 10, 2002


Re:    Merrill Lynch Global Bond for Investment and Retirement
       Mercury Total Return Bond Fund
       Merrill Lynch Total Return Bond Fund
       The Corporate Fund Accumulation Program, Inc.


Dear Shareholder:

As a shareholder of Merrill Lynch Global Bond Fund for Investment and Retirement ("Global Bond"), Mercury Total Return Bond Fund ("Mercury Total Return"), Merrill Lynch Total Return Bond Fund ("ML Total Return"), and/or The Corporate Fund Accumulation Program, Inc. ("Corporate Fund"), you are being asked to vote on the proposed reorganization of the Funds. Your vote is very important, so Merrill Lynch Investment Managers would like to take this opportunity to explain the proposed changes and encourage you to vote.

What is the proposed reorganization?
The Board of Directors/Trustees for each of the Funds has approved a proposal under which Global Bond, Mercury Total Return, ML Total Return, and the Corporate Fund would be acquired by the Core Bond Portfolio ("Core Bond"), a series of Merrill Lynch Bond Fund, Inc. If the shareholders of Global Bond, Mercury Total Return, ML Total Return, and the Corporate Fund approve this reorganization, you will become a shareholder of Core Bond. If not all of the Funds have received shareholder approval for the reorganization, the reorganization will proceed as to only that Fund or Funds that did obtain approval. The shares of Core Bond that you receive in the reorganization will be of the same or equivalent class and will have the same aggregate net asset value as the shares that you held immediately prior to the acquisition (Corporate Fund shareholders will receive Class A shares of Core Bond.) As a result, the value of your shares will not change in connection with the reorganization.

Why are the Boards proposing this reorganization?
The Boards of Global Bond, Mercury Total Return, ML Total Return, and the Corporate Fund have determined that the shareholders of the Funds are likely to benefit from the reorganization and believe that the reorganization is in the best interests of the Funds and their shareholders. After the reorganization, it is expected that shareholders will remain invested in an open-end fund with a substantially larger combined asset base. This is expected to provide greater flexibility in portfolio management and a lower combined investment advisory fee/administration fee rate and reduced operating expenses. Assuming the reorganization had taken place on September 30, 2002, the pro forma annualized operating expense ratio for the Class A shares of the combined fund was estimated to be 0.80%, 0.61%, 0.58%, and 0.49% lower than the annualized operating expense ratio of Global Bond, Mercury Total Return, ML Total Return, and the Corporate Fund, respectively.

Why is your vote important?
Your vote is important in order to reduce the need for additional costly solicitation efforts or meeting adjournments. Please take the time to vote your shares prior to the January 17th shareholder meeting!

How do you vote?
There are several options available to vote your shares:

     o Phone: The automated number 1-800-690-6903 is available to accept your vote. Please have your proxy card available at the time of the call.

     o Internet: The website WWW.PROXYVOTE.COM can be accessed using the 12-digit control number printed on your proxy card.

     o Mail: The proxy card can be completed and returned in the enclosed postage paid envelope.

For more information regarding the meeting agenda please contact our proxy solicitor, Georgeson Shareholder, at 1-866-636-4612.


Merrill Lynch Investment Managers

(LOGO OMITTED) Merrill Lynch Investment Managers

Question and Answer Sheet
-------------------------

Q.   Why am I receiving this proxy statement?

A. We have sent you the proxy statement because you are a shareholder of Merrill Lynch Global Bond Fund for Investment and Retirement ("Global Bond"), Mercury Total Return Bond Fund ("Mercury Total Return"), Merrill Lynch Total Return Bond Fund ("ML Total Return") and/or The Corporate Fund Accumulation Program, Inc. ("Corporate Fund") all of which are, the "Target Funds". All shareholders of each Target Fund are being asked to consider a series of transactions that would result in the acquisition of assets and assumption of liabilities of your Target Fund by Core Bond Portfolio ("Core Bond"), a series of Merrill Lynch Bond Fund, Inc., and the issuance of shares of common stock of Core Bond for distribution to the shareholders of such Target Fund. These transactions are collectively referred to as the "Reorganization."

     If not all of the Target Funds approve this Reorganization, it will proceed as to only that Target Fund or Target Funds that did obtain approval. If the Reorganization is approved by a Target Fund, shareholders of that Target Fund will become shareholders of Core Bond upon completion of the Reorganization.

Q.   Will the Reorganization change my privileges as a shareholder?

A. Your rights as a shareholder will not change in any substantial way as a result of the Reorganization. In addition, the shareholder services available to you after the Reorganization will be substantially the same as the shareholder services currently available to you.

Q. Will I own the same class of shares of Core Bond after the Reorganization as the class of the Target Fund I currently own?

A. Yes. The shares of Core Bond you receive in the Reorganization will be the same as the shares you currently own of your Target Fund. (Corporate Fund shareholders will receive Class A shares of Core Bond.) However, Mercury Total Return shareholders will follow the schedule below:

            ----------------------------------------------------
                   If you hold:         You will receive:
            ----------------------------------------------------
               Mercury Total Return         Core Bond

                         I                      A

                         A                      D

                         B                      B

                         C                      C
            ----------------------------------------------------


Q.   How will the Reorganization benefit shareholders?

A.   Shareholders should consider the following:

     o After the Reorganization, shareholders of each Target Fund will be invested in an open-end fund with a substantially larger combined asset base.

     o    After the Reorganization, shareholders are expected to experience:

     |_| lower operating expenses per share, improved economies of scale and flexibility in portfolio management

     |_|  a lower investment advisory fee/administration fee rate

Q.   Will the Reorganization affect the value of my investment?

A. The value of your investment will not change as a result of the Reorganization.

Q. As an owner of shares of my Target Fund, will I own the same number of shares of common stock of Core Bond after the Reorganization as I currently own?

A. No. You will receive shares of common stock of Core Bond with the same aggregate net asset value as the shares of the Target Fund owned by you at the close of business on the business day prior to the closing date of the Reorganization (the "Valuation Time"). The number of shares you receive will depend on the relative net asset values of the shares of your Target Fund and Core Bond at the Valuation Time. For example, assume that you own 10 Class A shares of Global Bond. If the net asset value of that Fund's Class A shares at the Valuation Time is $6 per share, and the net asset value of the Class A shares of Core Bond at the Valuation Time is $12 per share, you will receive 5 Class A shares of Core Bond in the Reorganization. The aggregate net asset value of your investment will not change. (10 Global Bond Class A shares x $6 = $60; 5 Core Bond Class A shares x $12 = $60).

     Thus, if at the Valuation Time the net asset value of the common stock of Core Bond is higher than the net asset value of the shares of your Target Fund, you will receive fewer shares of Core Bond in the Reorganization than you held in your Target Fund prior to the Reorganization. On the other hand, if the net asset value of the common stock of Core Bond is lower than the net asset value of the shares of your Target Fund, you will receive a greater number of shares of Core Bond in the Reorganization than you held in your Target Fund prior to the Reorganization. Either way, the aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.   What are the tax consequences for shareholders?

A. The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for shareholders of the Target Funds. Each Fund will receive an opinion of counsel with respect to the tax-free treatment of the Reorganization.

     The tax consequences associated with an investment in shares of each Target Fund are similar to the tax consequences associated with an investment in shares of Core Bond.

Q.   Who will manage the Surviving Fund after the Reorganization?

A. Fund Asset Management, L.P., the current investment adviser for Core Bond, will be the investment adviser after the Reorganization. The current co-portfolio managers of Core Bond are James Pagano and Patrick Maldari, and it is expected that they will continue as co-portfolio managers for Core Bond.

Q.   Why is my vote important?

A. Approval of the Reorganization requires: (i) the affirmative vote of the shareholders of Global Bond, voting together as a single class, representing two-thirds of the outstanding shares entitled to vote, (ii) the affirmative vote of the holders of a majority of Mercury Total Return Bond's outstanding shares, voting together as a single class, (which for this purpose and under the Investment Company Act of 1940, as amended, means the lesser of (a) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (b) more than 50% of the outstanding shares), (iii) the affirmative vote of shareholders of ML Total Return Bond, voting together as a single class, representing a majority of the outstanding shares entitled to vote, and (iv) the affirmative vote of shareholders of Corporate Fund representing a majority of the outstanding shares entitled to vote. The Board of Directors/Trustees of each Target Fund urges every shareholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.   How can I vote?

A. You may vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you have been provided with the opportunity on your proxy card or voting instruction form to provide voting instructions via telephone or the Internet, please take advantage of these voting options. You may also vote in person at the applicable Shareholders' Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at that Meeting and then vote in person at that Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.   Have the Funds retained a proxy solicitation firm?

A. Yes, the Target Funds have retained Georgeson Shareholder to assist in the solicitation of proxies for the Meetings. While the Target Funds expect most proxies to be returned by mail, the Target Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q. What if there are not enough votes to approve or disapprove the Agreement and Plan of Reorganization by the scheduled meeting date?

A. In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If, by the time scheduled for the Meetings, the sufficient votes to approve or disapprove the Agreement and Plan of Reorganization are not received, the persons named as proxies may propose one or more adjournments of that Meeting to permit further solicitation of proxies from shareholders.

Q.   What are the Boards' recommendation?

A. The Board of each Target Fund has determined that its shareholders are likely to benefit from the Reorganization and believe that it is in the best interests of that Target Fund and its shareholders. The Boards encourage shareholders to vote FOR the Reorganization.